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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  May 23, 2001


                        CB RICHARD ELLIS SERVICES, INC.
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            (Exact Name of Registrant as Specified in its Charter)

   DELAWARE                      001-12231                     52-1616016
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(State or Other         (Commission File Number)           (IRS Employer
Jurisdiction of                                            Identification No.)
Incorporation)


     200 North Sepulveda Boulevard, El Segundo, California        90245
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          (Address of Principal Executive Offices)              (Zip Code)

                                (310) 563-8600
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              Registrant's Telephone Number, Including Area Code

                                      NA
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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     This Current Report on Form 8-K is filed by CB Richard Ellis Services,
Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.


Item 9.   Regulation FD Disclosure

     CB Richard Ellis Services, Inc. issued two press releases dated May 23, 2001 announcing 1) the implementation of cost reduction programs, and 2) the intention by BLUM CB Corp. to offer for sale $175 million of senior subordinated notes in order to finance in part the proposed merger of BLUM CB Corp. into CB Richard Ellis Services, Inc. and related transactions. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The senior subordinated notes to be offered and sold will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.

     The press releases are filed herewith as Exhibits 99.1 and 99.2, respectively.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 23, 2001                         CB RICHARD ELLIS SERVICES, INC.



                                            By:  /s/ Walter V. Stafford
                                                 -------------------------------
                                                     Walter V. Stafford
                                                     General Counsel